SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant          /  /

Filed by a party other than the Registrant          /X/

            Check the appropriate box:

/X/      Preliminary Proxy Statement

/  /       Confidential, for Use of the Commission Only
           (as permitted by Rule 14a-6(e)(2))

/  /      Definitive Proxy Statement

/  /      Definitive Additional Materials

/  /      Soliciting material pursuant to Rule 14a-12

CHAD THERAPEUTICS, INC.

(Name of Registrant as Specified in Its Charter)

McDowell Investments, L.P.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/      No fee required

/  /       Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

(4)	Proposed maximum aggregate value of transaction:

(5)	Total Fee paid

/  /       Fee paid previously with preliminary materials

/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)    Amount previously paid:

           (2)    Form, Schedule or Registration Statement No.:

           (3)    Filing party:

           (4)    Date filed:

Preliminary Copy: Subject to Completion

Proxy Statement
of
McDowell Investments, L.P.

Annual Meeting

of

Chad Therapeutics, Inc.

          This Proxy Statement and the enclosed GOLD Proxy Card are being furnished by McDowell Investments, L.P., a Missouri limited partnership (“McDowell Investments”). This Proxy Statement is being sent to the holders of common shares, par value $.01 per share (the “Common Shares” or “Shares”), of Chad Therapeutics, Inc., a California corporation (“CHAD” or the “Company”), in connection with the solicitation of proxies by McDowell Investments. The proxies will be used at the Annual Meeting of Shareholders, or any other meeting of shareholders held in lieu thereof, and at any and all adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”). The Board of Directors of the Company (the “Board”) has scheduled the Annual Meeting to be held on September 9, 2003 at the Hilton Woodland Hills Hotel, 6360 Canoga Avenue, Woodland Hills, California 91367, at 10:00 a.m., and has set July 14, 2003 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). The principal executive offices of the Company are 21622 Plummer Street, Chatsworth, California 91311.

          McDowell Investments has nominated Monte G. McDowell (the “Nominee”) to be elected to the Board at the Annual Meeting. McDowell Investments is soliciting CHAD shareholders for the election of the Nominee to the Board. McDowell Investments intends to vote its Common Shares for the election of the Nominee.

          This solicitation is being made by McDowell Investments in opposition to, and not on behalf of, the Company’s Board of Directors.

          On the Record Date, the Company stated that 10,075,601 shares of Common Shares were outstanding and entitled to vote at the Annual Meeting. McDowell Investments, along with all of the participants in this solicitation, were the beneficial owners of an aggregate of 420,200 Common Shares which represents approximately 4.2% of the Common Shares outstanding, on the Record Date and on the date hereof.

          Additional information concerning McDowell Investments and the other participants in the solicitation is set forth under the headings “Election of Directors” and “Information About Participants.”

          Your vote is important, no matter how many or how few shares you own. Please sign and date the enclosed gold proxy card and mail it in the enclosed postage-paid envelope promptly. Properly voting the enclosed GOLD proxy card automatically revokes any proxy previously signed by you. Remember, only your latest dated and signed proxy will be voted.

          If you have any questions or require assistance to vote your shares contact:

N.S. Taylor & Associates, Inc.
131 South Stagecoach Road
P.O. Box 358
Atkinson, Maine 04426
1-866-470-3400 (toll-free)
or
1-207-564-8700 (collect)

          The date of this Proxy Statement is August [4], 2003. Copies of this Proxy Statement and form of proxy are first intended to be furnished by McDowell Investments to Shareholders on or about August 5, 2003.

Introduction

          According to CHAD’s management proxy statement (the “Management Proxy Statement”), at the 2003 Annual Meeting of Shareholders, CHAD’s shareholders will be asked to re-elect CHAD’s three Class I directors to serve until the 2005 annual meeting of shareholders or until their successors are elected and qualified. McDowell Investments has decided to nominate, and is soliciting your proxy in support of the election of, the Nominee. We believe the Nominee is a highly qualified individual based on his extensive business and professional experience. For more information regarding the Nominee, see “Election of Directors – Nominee” below.

          The Board currently consists of seven directors divided into two classes. Although the Nominee will not constitute a majority of the Board if elected, we believe his election will send a strong message to CHAD and he will serve to closely monitor management’s progress with respect to enhancing shareholder value.

Important Voting Instructions

          Your vote is important, no matter how many or how few Common Shares you own. McDowell Investments urges you to sign, date, and return the enclosed GOLD proxy card today to vote FOR the election of the Nominee.

  If your Shares are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to McDowell Investments, c/o N.S. Taylor & Associates, Inc., 131 South Stagecoach Road, P.O. Box 358, Atkinson, Maine 04426, in the enclosed envelope today.
  If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the record date, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute on your behalf the GOLD proxy card. McDowell Investments urges you to confirm your instructions in writing to the person responsible for your account and to provide a copy of such instructions to McDowell Investments, c/o N.S. Taylor & Associates, Inc., 131 South Stagecoach Road, P.O. Box 358, Atkinson, Maine 04426, who is assisting in this solicitation, at the address and telephone numbers set forth below, and on the back cover of this Proxy Statement, so that we may be aware of all instructions and can attempt to ensure that such instructions are followed.
  McDowell Investments urges you NOT to sign any proxy card sent to you by CHAD’s management. If you have already done so, you may revoke your previous proxy by signing, dating and returning the enclosed GOLD proxy card to McDowell Investments, c/o N.S. Taylor & Associates, Inc., 131 South Stagecoach Road, P.O. Box 358, Atkinson, Maine 04426 today.

If you have any questions regarding your proxy,
or need assistance in voting your Common Shares, please call:

N.S. Taylor & Associates, Inc.

Call toll-free: 1-866-470-3400
Bankers and Brokers Call Collect: 1-207-564-8700

McDowell Investments’ Concerns

          McDowell Investments believes that the Company has not been taking appropriate actions to increase the sales of the Company’s products, particularly with respect to the TOTAL O2 ® Delivery System. This is primarily due to two areas of deficiency: (1) method of product distribution and (2) modifying its product offerings to capture a greater share of the oxygen conserver market. The Company sells its product line through a field sales force consisting of 4 direct sales representatives and 38 manufacturer’s sales representatives. McDowell Investments believes that this sales distribution system is ineffective when marketing products as specialized as those sold by the Company. The Company historically has outsourced most of its product development, but yet seems to consistently deliver products to the marketplace that have higher capital costs than its competitors. McDowell Investments also believes that the Company should be reviewing its strategic alternatives that address several areas of the business such as the international business expansion, strategic research and development investments, manufacturing alternatives and current marketing initiatives. McDowell Investments believes that electing a new independent director will help bring new ideas to the Company and that the new director will recommend actions that will help increase the market price of Common Shares.

          In considering who is most capable of maximizing value, McDowell Investments believes that the Nominee will bring his depth of experience to better enable the Board to advance the interests of shareholders and restore shareholder value. Neither McDowell Investments, nor any other person on its behalf, has made or undertaken any analyses or reports as to whether shareholder present value will be maximized as a result of this solicitation. There can be no assurance that the present value of the Shares will be maximized as a result of this solicitation or the election of the Nominee.

          You are urged to vote for the election of the Nominee on the enclosed gold proxy card.

Election of Directors

Nominee

          CHAD’s Bylaws of the Company, as amended, provide that the Board shall not be less than five and no more than 13 directors and shall be fixed from time to time by a Board resolution. According to the Management Proxy Statement, at a Board meeting in June of 1999, the Board fixed the number of directors constituting the entire Board as seven.

          Also, according to the Management Proxy Statement, the Bylaws divide the Board into two classes, Class I and Class II. The three Class I directors have terms of office that expire at the 2003 Annual Meeting and are standing for reelection for a new two-year term as Class I members. The Class II members will continue to serve until the 2004 annual meeting.

          McDowell Investments’ has nominated Monte G. McDowell to serve on the board of directors of CHAD as one of the three Class I directors because McDowell Investments believes that CHAD needs effective independent voices at this time. The Nominee has consented to serve if elected. McDowell Investments believes that Mr. McDowell would be the type of independent, effective director that CHAD now needs more than ever. McDowell Investments has nominated him because of his experience and judgment, as well as his commitment to protecting shareholder interests and increasing shareholder value.

           Mr. McDowell, age 46, is President, Chief Executive Officer and principal owner of DLJ Enterprises, L.L.C., a Missouri limited liability company, d/b/a Radix Pharmaceutical Exchange (“Radix”) involved in providing respiratory drugs and related products to various mail order pharmacies. Mr. McDowell’s and Radix’s principal business address is 1940 Linn Street, North Kansas City, Missouri 64116. Previously, Mr. McDowell was President, Chief Executive Officer and principal shareholder of Home Medical Specialty Equipment, Inc., a Missouri corporation doing business as MED4HOME (“Med4Home”), which provided respiratory drugs and oxygen delivery systems primarily to Medicare patients. In addition, Med4Home was a large purchaser of the TOTAL O2 Delivery System. Mr. McDowell sold the assets of Med4Home in 2001 to Lincare Holdings, Inc., (“Lincare”), a large provider of oxygen delivery systems to Medicare patients, for $83.5 million. Mr. McDowell is also a member of the Board of Trustees of Maxus Realty Trust, Inc, a NASDAQ-listed company with stock registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. On the Record Date and on the date hereof, Mr. McDowell is a beneficial owner of 420,200 Common Shares, which shares are held of record by McDowell Investments. For information regarding the purchases and sales of Common Shares during the past two years by McDowell Investments, see Schedule I. For more information regarding Mr. McDowell’s beneficial ownership of Common Shares, see “Information About Participants”.

          For the reasons stated more fully in the following section, McDowell Investments believes that Mr. McDowell should be chosen by the holders of Common Shares in lieu of the Company’s nominees presented in the Management Proxy Statement. The Management Proxy Statement (incorporated herein by reference) sets forth the names and ages of the Company’s nominees and describes the principal business experience of each, as well as the year each first held Company office and/or served as a director, the number of shares each beneficially owns, and the percentage of outstanding shares owned by each nominee. Information is also provided concerning the committees of the board of directors.

Reasons for Electing The Nominee

          McDowell Investments believes that Mr. McDowell offers precisely the kind of experience and judgment that holders of Common Shares need to enhance the value of their CHAD investment. Mr. McDowell sold medical equipment for twelve years prior to forming Med4Home in 1994. In seven short years, the annualized revenue of Med4Home at the time of its sale to Lincare was in excess of $65 million. Med4Home, prior to its sale in October 2001 to Lincare, operated a mail order pharmacy, marketing respiratory drugs to Medicare patients, primarily Albuterol and Ipratroprium. In addition, Med4Home cross-marketed to many of its Medicare patients oxygen delivery systems of the type that CHAD currently sells, including the TOTAL O2 system. In fact, Med4Home successfully marketed and sold the TOTAL O2 system and was the customer that was sold to a national chain referenced in CHAD’s shareholder letter in its 2003 annual report that led, in part, to the decline in sales of the TOTAL O2 system. Mr. McDowell is in a unique situation in that he has sold and leased the products that CHAD manufactures and therefore understands the advantages and disadvantages of those products and we believe can bring immediate insight and direction to the Board and management. CHAD needs an independent director with the breadth of experience that Mr. McDowell brings in the oxygen delivery system marketplace.

          McDowell Investments believes to be an effective independent director, the director needs to have a significant equity interest in CHAD to align his or her interest with CHAD shareholders. Compared to the other nominees, Mr. McDowell has a much greater equity interest than the other director nominees. In fact, Mr. McDowell has more than twice as many shares as CHAD’s management nominees have combined, and only one of the nominees has more than a negligble equity ownership interest in CHAD.

          McDowell Investments believes that electing Mr. McDowell is important, given the critical juncture at which CHAD finds itself today as shareholder value continues to underperform expectations and CHAD’s share price continues to decline. McDowell Investments questions whether, based on past experience, the current board will take the appropriate actions to maximize CHAD shareholder value. We must effect a change to the leadership of CHAD.

Additional Nominee Information

          In the event that the Nominee is elected, the Nominee’s minority representation could potentially have an adverse effect on the effectiveness of the CHAD Board. The remaining seats on the CHAD board are likely to be filled by the Company’s nominees. While McDowell Investments does not believe there will be any material adverse effect, it is possible that the minority representation could cause dissension among the CHAD board and a loss of collegiality among board members, leading to a less effective board. In addition, it is possible that certain of the Company’s nominees may not serve if elected, or the Class I members of the Board whose terms expire at the 2004 annual meeting may resign, if the Nominee is elected. If this were to occur, it may be difficult for the CHAD board to find qualified persons to serve on a Board with a minority representation.

          Other than as stated above and the Nominee’s written consent (i) agreeing to be a nominee for director of the Company and to serve as a director if so elected and (ii) to be named as a nominee in this Proxy Statement, there are no arrangements or understandings between McDowell Investments and its Nominee or any other person or person pursuant to which the nominations described herein are to be made. The Nominee will not receive any compensation from McDowell Investments for his services as a director of the Company.

          According to the Company’s public filings, if elected as a director, the Nominee, as a non-employee director, will be entitled to receive his expenses and a fee of $1,000 for each Board meeting attended and $100 for each committee meeting attended unless the committee meeting occurs on the same day as the Board meeting, in which event, each non-employee director receives only the fee for attending a Board meeting. In addition, each non-employee director receives a quarterly retainer in the amount of $2,500. Directors who are also employees do not receive separate compensation for services as directors.

          McDowell Investments expects that the Nominee will be able to stand for election, but, in the event that he is unable to do so, the Common Shares represented by the enclosed GOLD proxy card will be voted for an alternate nominee. In addition, McDowell Investments reserves the right to nominate substitute or additional persons if the Company makes or announces any changes to its Bylaws, including increasing the size of the CHAD Board, or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the Nominee. In any such case, Common Shares represented by the enclosed GOLD proxy card will be voted for such substitute or additional nominees.

          We urge you to vote for the election of the Nominee to the Board. Please sign, date and return promptly the enclosed GOLD proxy card in the postage-paid envelope provided.

Voting and Proxy Procedures

Annual Meeting of Shareholders

          According to the Management Proxy Statement, at the 2003 Annual Meeting of Shareholders, CHAD’s shareholders will be asked to (i) elect CHAD’s three Class I directors to serve until the 2005 annual meeting of shareholders or until their successors are elected and qualified; (ii) ratify the appointment of KPMG LLP as CHAD’s independent auditors and (iii) transact any other business which may properly come before the annual meeting and any adjournments thereof. Each of the foregoing items of business are more fully described in the Management Proxy Statement. Except for the election of directors, McDowell Investments has taken no position on CHAD’s proposals as disclosed to date.

Record Date

          Only shareholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Shareholders who sell Common Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Common Shares. Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Common Shares after the Record Date. Based on publicly available information, McDowell Investments believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting are the Common Shares.

          On the Record Date, the Company has stated that 10,075,601 Common Shares were outstanding and entitled to vote at the Annual Meeting.

Voting Power and Cumulative Voting

          Holders of Common Shares have one vote for each share with respect to all matters to be considered at the Annual Meeting, and may have cumulative voting rights with respect to the election of directors. No shareholder may cumulate votes unless a shareholder has announced at the Annual Meeting his intention to do so, but if any shareholder makes such an announcement, all shareholders may cumulate votes. Cumulative voting rights entitle a shareholder to give one nominee as many votes as is equal to the number of directors to be elected, multiplied by the number of shares owned by him on the Record Date, or to distribute his votes on the same principle among two or more nominees, as he sees fit. In the event cumulative voting is in effect at the Annual Meeting, McDowell Investments is soliciting discretionary authority to cumulate votes. In the event additional persons are nominated for the position of director, the proxyholders may cumulate and cast their votes, at their discretion, among all or less than all of the nominees in such proportions as they see fit. Where no vote is specified or where a vote for the Nominee is marked, the cumulative votes represented by a proxy will be cast to elect the Nominee. If you withhold your vote for the Nominee, your cumulative votes will not be voted. The three nominees for director receiving the highest number of votes at the Annual Meeting will be elected. McDowell Investments plans to make an announcement at the Annual Meeting of its intent to cumulate votes. Shareholders voting by means of the accompanying GOLD proxy card will be granting the proxyholders discretionary authorities to vote their Common Shares cumulatively at the discretion of the persons named in the GOLD proxy card, but such shareholders may not mark the GOLD proxy card to cumulate their own votes. Unless votes are withheld for the Nominee, the persons named as proxies on the GOLD proxy card intend to cumulate such votes in a manner so as to elect the Nominee.

          McDowell Investments is soliciting the discretionary authority to cumulate votes and the persons named in the accompanying proxy will have the authority to cumulate votes to elect the Nominee.

          The persons named as proxies on the GOLD proxy card do not intend to vote any Common Shares for the election of the nominees proposed by CHAD. Instead, such persons will cumulate votes in respect of such Shares to elect the Nominee. In the event the number of persons constituting the CHAD Board is increased prior to the election of directors at the Annual Meeting, the persons named as proxies on the GOLD proxy card reserve the right to vote for any additional nominees for directors nominated by McDowell Investments.

          The accompanying GOLD proxy card will be voted at the Annual Meeting in accordance with your instructions on such card. You may vote FOR the election of the Nominee as a director of CHAD or withhold authority to vote for the election of the Nominee by marking the proper box on the GOLD proxy card. You may also withhold your vote from the Nominee by striking the name of such nominee on the GOLD proxy card. If no marking is made and you have signed and dated the proxy card, you will be deemed to have given a direction to cumulate and vote the Common Shares represented by the GOLD proxy card FOR the election of the Nominee.

          McDowell Investments is not aware of any other proposals to be brought before the Annual Meeting. However, should other proposals be brought before the Annual Meeting, the persons named as proxies in the enclosed GOLD proxy card will vote on such matters in their discretion.

Quorum

          A quorum must be present to take any action on a voting matter at the Annual Meeting. The presence in person or by proxy of the persons entitled to vote a majority of the Common Shares will constitute a quorum at the Annual Meeting. For purposes of determining the number of Shares present in person or represented by proxy on voting matters, all votes cast “For”, “Against” or “Abstain” are included. A “Broker Non-Vote” is a vote withheld by a broker on a particular matter because the broker has not received instructions from the customer for whose account the shares are held. Broker non-votes and abstentions are not treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes and abstentions will have no effect on the election of directors.

Revocation of Proxies

          Shareholders of the Company may revoke their proxies at any time prior to its exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to McDowell Investments, in care of N.S. Taylor & Associates, Inc., at the address set forth on the back cover of this Proxy Statement or to the Company, at 21622 Plummer Street, Chatsworth, California 91311 or any other address provided by the Company. Although a revocation is effective if delivered to the Company, McDowell Investments requests that either the original or photostatic copies of all revocations be mailed to McDowell Investments, in care of N.S. Taylor & Associates, Inc., at the address set forth on the back cover of this Proxy Statement so that McDowell

Investments will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Common Shares.

          This Solicitation is being made by McDowell Investments and not on behalf of the Board of Directors or management of the Company.

Solicitation of Proxies

          The proxy solicitation pursuant to this Proxy Statement is being made by McDowell Investments. Proxies may be solicited by mail, facsimile, telephone, telegraph, in person and by advertisements. Solicitations may be made by certain directors, officers and employees of McDowell Investments, none of whom will receive additional compensation for such solicitation.

          McDowell Investments has retained N.S. Taylor & Associates, Inc., for solicitation and advisory services in connection with this solicitation, for which N.S. Taylor & Associates, Inc. will receive $25,000 together with reimbursement for its reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. N.S. Taylor & Associates, Inc. will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. McDowell Investments has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Common Shares they hold of record. McDowell Investments will reimburse these record holders for their reasonable out-of-pocket expenses. It is anticipated that N.S. Taylor & Associates, Inc. will employ approximately 22 persons to solicit the Company’s shareholders for the Annual Meeting.

          The entire expense of soliciting proxies is being borne by McDowell Investments. If the Nominee is elected, McDowell Investments may seek reimbursement from the Company for the costs of this solicitation. Costs and expenses related to this solicitation of proxies are currently estimated to be approximately $60,000. McDowell Investments estimates that through the date hereof, its expenses in connection with this solicitation are approximately $5,000.

Information About Participants

          The participants in this solicitation are McDowell Investments, Monte G. McDowell and Kevan D. Acord. McDowell Investments, L.P. is a Missouri limited partnership. MGM Holdings, LLC, a Missouri limited liability company (“MGM”), is the general partner of McDowell Investments and Mr. McDowell is the sole limited partner of McDowell Investments. Kevan D. Acord is the manager of MGM and Mr. McDowell is the sole member of MGM. As the Manager, Mr. Acord has the power to vote the Common Shares held by McDowell Investments. McDowell Investments business address is 15700 College Boulevard, Suite 100, Lenexa, Kansas 66219. McDowell Investments is the beneficial and record holder of 420,200 Common Shares on the Record Date and on the date hereof.

          Mr. Acord, age 44, is an attorney and certified public accountant in private practice in Lenexa, Kansas. Mr. Acord is the sole shareholder of Kevan D. Acord, P.A., a Lenexa, Kansas, based law firm specializing in the areas of federal and state income taxation, corporation law, and merger and acquisitions law. Mr. Acord is also the Managing Partner of Acord Cox & Company, a full-service Lenexa, Kansas based certified public accounting firm. Prior to forming his own law and accounting firm in 1992, Mr. Acord was a Senior Tax Manager with the international accounting firm of Deloitte & Touche. Mr. Acord’s business address is 15700 College Boulevard, Suite 100, Lenexa, Kansas 66219. On the Record Date and on the date hereof, Mr. Acord is a beneficial owner of 420,200 Common Shares, which shares are held of record by McDowell Investments.

          For more information regarding Mr. McDowell’s business experience, see “Election of Directors – Nominee.”

          On the Record Date and on the date hereof, all the participants, including McDowell Investments, and Messrs. McDowell and Acord, in the aggregate beneficially owned 420,200 Common Shares. For information regarding the purchases and sales of Common Shares during the past two years by McDowell Investments, see Schedule I.

          None of the participants have been convicted in any criminal proceedings (excluding traffic violations or similar misdemeanors) over the past ten years and are not adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

          Schedule II lists the security ownership of certain beneficial owners and management of the company as disclosed in the Management Proxy Statement.

Certain Transactions Between
McDowell Investments and the Company

          Except as set forth in this Proxy Statement (including the Schedules hereto), neither McDowell Investments, nor the Nominee or any of the other participants in this solicitation, or any of their respective associates: (i) directly or indirectly beneficially owns any Common Shares or any securities of the Company; (ii) has had any relationship with the Company in any capacity other than as a shareholder, or is or has been a party to any transactions, or series of similar transactions, since April 1, 2001, with respect to any Common Shares; or (iii) knows of any transactions since April 1, 2001, currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any of them or their respective affiliates had, or will have, a direct or indirect material interest. In addition, other than as set forth herein, there are no contracts, arrangements or understandings entered into by McDowell Investments or the Nominee or any other participant in this solicitation or any of their respective associates within the past year with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. Mr. McDowell was a member of the Committee to Restore

CHAD Shareholder Value in 2002, although Mr. McDowell was not a nominee for director in 2002. The Committee unsuccessfully solicited proxies to elect two independent directors at CHAD’s 2002 annual shareholder meeting held on September 11, 2002. McDowell Investments believes the proxy solicitation was unsuccessful due to the Committee’s decision to solicit proxies too close to the annual meeting date.

          Except as set forth in this Proxy Statement (including the Schedules hereto), neither McDowell Investments nor the Nominee, nor any of the other participants in this solicitation, or any of their respective associates, has entered into any agreement or understanding with any person with respect to (i) any future employment by the Company or its affiliates or (ii) any future transactions to which the Company or any of its affiliates will or may be a party. However, McDowell Investments has reviewed, and will continue to review, on the basis of publicly available information, various possible business strategies that they might consider in the event that the Nominee is elected to the CHAD Board. In addition, if and to the extent that the Nominee is elected, the Nominee intends to conduct a detailed review of the Company and its assets, financial projections, corporate structure, dividend policy, capitalization, operations, properties, policies, management and personnel and consider and determine what, if any, changes would be desirable in light of the circumstances which then exist.

Other Matters and Additional Information

          McDowell Investments is not aware of any other proposals to be brought before the Annual Meeting. However, should other proposals be brought before the Annual Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.

          The Company is required to file public reports that are publicly available. Copies of all such documents filed by the Company, and by McDowell Investments, are available at the Securities and Exchange Commission’s web site (www.sec.gov).

          Your vote is important. Regardless of the number of shares you own, please vote as recommended by McDowell Investments by signing, dating and mailing your GOLD proxy card. Do not return any WHITE proxy card you receive from management. Please act today.

          A later dated management proxy card will revoke your vote for McDowell Investments. Remember, only your latest dated and signed proxy card will be voted.

          If you hold your shares in the name of one or more brokerage firms, banks or nominees, only they can vote your shares and only after receiving your specific instructions. Please call your broker and instruct him/her to execute a GOLD proxy card on your behalf. You should also promptly sign, date and mail your GOLD proxy card when you receive it from your broker. Please do so for each separate account you maintain.

Sincerely,

McDowell Investments, L.P.

If you have any questions or require assistance to vote your shares contact:

N.S. Taylor & Associates, Inc.
131 South Stagecoach Road
P.O. Box 358
Atkinson, Maine 04426
1-866-470-3400 (toll-free)
or
1-207-564-8700 (collect)

Schedule I

Transactions in the Securities of the Company within the Past Two Years

The following table sets forth information with respect to all purchases and sales of shares of Common Shares of the Company within the past two years by McDowell Investments, L.P.

Common Shares Purchased (Sold)	Price Per Share	Date of Purchase

350,100	$2.23	10/2/2002*
27,500	$1.50	5/8/2003
19,700	$1.75	7/7/2003
4,600	$1.75	7/8/2003
700	$1.77	7/9/2003
7,600	$1.75	7/9/2003

*Acquired in a private transaction.

I-1

Schedule II

Security Ownership of Certain Beneficial Owners and Management of the Company

          The following is based on information contained in the Management Proxy Statement:

          The following table sets forth as of June 12, 2003, the ownership of the Common Shares by those persons known by the Company to own beneficially 5% or more of such shares, by each director who owns any such shares and by all officers and directors of the Company as a group:

Name and Address	Amount	Percent Owned
Thomas E. Jones (1)(2)	279,267	2.8%
David L. Cutter (1)(2)	99,554	1.0%
Norman Cooper (1)(2)	95,666	0.9%
John C. Boyd (1)(2)	160,793	1.6%
Philip Wolfstein (1)(2)	158,161	1.86%
James M. Brophy (1)(2)	21,243	0.2%
Earl L. Yager (1)(2)	299,632	3.0%
Kathleen M. Fisher (4)	-0-	-0-
All Officers and Directors as a group (11 people) (2)	1,365,187	13.5%
Kevin Kimberlin (3)	836,560	8.3%

(1)	The address of each director is 21622 Plummer Street, Chatsworth, CA 91311.
(2)	Includes shares subject to options which are currently exercisable or which become exercisable within sixty (60) days: Thomas E. Jones — 107,779 shares, David L. Cutter — 40,554 shares, Norman Cooper — 40,554 shares, John C. Boyd — 40,554 shares, Philip Wolfstein — 46,734 shares, Earl L. Yager — 137,907 shares, all Officers and Directors as a group — 537,732 shares.
(3)	Mr. Kimberlin’s address is c/o Spencer Trask, 535 Madison Avenue, New York, NY 10022.
(4)	Ms. Fisher’s address is c/o SonicWALL, Inc., 1143 Borregas Avenue, Sunnyvale, CA 94089.

II-1

Appendix A

Preliminary Form of Proxy

This Proxy is Solicited on Behalf of McDowell Investments, L.P.

Proxy

Chad Therapeutics, Inc.
Annual Meeting of Shareholders

This Proxy is Solicited by McDowell Investments, L.P.,

The undersigned hereby appoints Monte McDowell and Kevan D. Acord, and each of them, as proxies, with full power of substitution, to vote the shares of Chad Therapeutics, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on September 9, 2003 at 10:00 a.m. local time, or at any adjournment or postponement thereof, upon the matters set forth in McDowell Investments Proxy Statement and upon such other matters as may properly come before the meeting, and revokes any previous proxies with respect to the matters covered by this proxy. McDowell Investments recommends that you vote in favor of our nominee listed below.

This proxy will be voted as directed or, if no directions are given, the proxies will vote FOR the election of Monte G. McDowell and in their discretion on any other matters that may properly come before the meeting. McDowell Investments may cumulate votes as allowed by Section 708 of the California Corporations Code.

Please complete, sign and date the reverse side of this proxy card and return it in the enclosed envelope.

II-2

1.  Election of Directors

McDowell Investments’ Nominee

Election of Monte G. McDowell.

[  ] For Monte G. McDowell         [  ] Withhold For Monte G. McDowell

2.  Ratification of the appointment of KPMG LLP as independent Certified Accountants and Auditors. (McDowell Investments makes no recommendation on the ratification of the appointment of the auditors.)

[  ] For           [  ] Against           [  ] Abstain

Dated:

_________________________

_________________________

_________________________
Signature

_________________________
Signature

Note:  This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon and return promptly in the enclosed envelope. Persons signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

[  ] Please place an “X” here if you plan to attend the meeting.